Exhibit 99.1

NUCLEAR ASSET-RECOVERY PROPERTY SERVICING AGREEMENT

by and between

DUKE ENERGY FLORIDA PROJECT FINANCE, LLC,

Issuer

and

DUKE ENERGY FLORIDA, LLC,

Servicer

Acknowledged and Accepted by

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

Dated as of June 22, 2016

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EXHIBITS

Exhibit A	Servicing Procedures
Exhibit B	Form of Monthly Servicer’s Certificate
Exhibit C	Form of Semi-Annual Servicer’s Certificate
Exhibit D	Form of Servicer Certificate
Exhibit E	Form of Certificate of Compliance
Exhibit F	Expected Amortization Schedule

APPENDIX

Appendix A	Definitions and Rules of Construction

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This NUCLEAR ASSET-RECOVERY PROPERTY SERVICING AGREEMENT, dated as of June 22, 2016, is by and between DUKE ENERGY FLORIDA PROJECT FINANCE, LLC, a Delaware limited liability company, as Issuer, and DUKE ENERGY FLORIDA, LLC, a Florida limited liability company, as servicer, and acknowledged and accepted by THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee.

RECITALS

WHEREAS, pursuant to the Nuclear Asset-Recovery Law and the Financing Order, Duke Energy Florida, in its capacity as seller, and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Property created pursuant to the Nuclear Asset-Recovery Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Series Property relating to the Series A Bonds and in order to collect the associated Series Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the Nuclear Asset-Recovery Charge Collections for the Series A Bonds may be commingled with other funds collected by the Servicer; and

WHEREAS, certain parties may have an interest in such commingled collections, and such parties will have entered into the Intercreditor Agreement, which allows Duke Energy Florida to allocate the collected, commingled funds according to each party’s interest;

WHEREAS, the Commission or its attorney will enforce this Servicing Agreement for the benefit of the Customers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.                                                  Definitions and Rules of Construction.  Capitalized terms used but not otherwise defined in this Servicing Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement.  Not all terms defined in Appendix A are used in this Servicing Agreement.  The rules of construction set forth in Appendix A shall apply to this Servicing Agreement and are hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement, however for purposes of this

Servicing Agreement, unless otherwise indicated herein, the terms Series Charges, Series Closing Date, Series Collateral and Series Property mean the Series Charges, Series Closing Date, Series Collateral and Series Property for the Series A Bonds..

ARTICLE II
APPOINTMENT AND AUTHORIZATION

Section 2.01.                                                  Appointment of Servicer; Acceptance of Appointment.  The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Servicing Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Servicing Agreement and applicable law as it applies to the Servicer in its capacity as servicer hereunder.  This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Servicing Agreement.

Section 2.02.                                                  Authorization.  With respect to all or any portion of the Series Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission.  The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder.  Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

Section 2.03.                                                  Dominion and Control Over the Series Property.  Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Series Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Series Property and the Nuclear Asset-Recovery Property Records for the Series A Bonds.  The Servicer shall not take any action that is not authorized by this Servicing Agreement, that would contravene the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Holders) in the Series Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III
ROLE OF SERVICER

Section 3.01.                                                  Duties of Servicer.  The Servicer, as agent for the Issuer, shall have the following duties:

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(a)                                 Duties of Servicer Generally.

(i)                                     The Servicer’s duties in general shall include: management, servicing and administration of the Series Property; calculating consumption, billing the Series Charges, collecting the Series Charges from Customers and posting all collections, responding to inquiries by Customers, the Commission or any other Governmental Authority with respect to the Series Property or Series Charges; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic and current reports to the Issuer, the Commission, the Indenture Trustee and the Rating Agencies; making all filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on the Series Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on all Series Collateral; selling as the agent for the Issuer, as its interests may appear, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it.  Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Servicing Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed.  Without limiting the generality of this Section 3.01(a)(i), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, consumption and bill calculation, billing, customer service functions, collections, posting, payment processing and remittance set forth in Exhibit A.  Any processing and depositing of collections, making of periodic remittances and furnishing of periodic reports set forth in this Section 3.01(a)(i) shall be subject to the provisions of the Intercreditor Agreement.

(ii)                                  Commission Regulations Control. Notwithstanding anything to the contrary in this Servicing Agreement, the duties of the Servicer set forth in this Servicing Agreement shall be qualified and limited in their entirety by the Nuclear Asset-Recovery Law, the Financing Order and any Commission Regulations as in effect at the time such duties are to be performed.

(b)                                 Reporting Functions.

(i)                                     Monthly Servicer’s Certificate.  On or before the last Servicer Business Day of each month, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies a written report substantially in the form of Exhibit B (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Nuclear Asset-Recovery Charge Payments in connection with the Series Charges received by the Servicer during the Collection Period preceding such date; provided, however, that, for any month in which the

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Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii)                                  Notification of Laws and Regulations.  The Servicer shall immediately notify the Issuer, the Indenture Trustee, and the Rating Agencies in writing of any Requirement of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Servicing Agreement.

(iii)                               Other Information.  Upon the reasonable request of the Issuer, the Indenture Trustee, the Commission or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee, the Commission or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Series Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee, the Commission or the Rating Agencies to monitor the performance by the Servicer hereunder.  In addition, so long as any of the Series A Bonds are outstanding, the Servicer shall provide the Issuer, the Commission and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Series Charges applicable to each Nuclear Asset-Recovery Rate Class.

(iv)                              Preparation of Reports.  The Servicer shall prepare and deliver such additional reports as required under this Servicing Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the annual statements of compliance, attestation reports and other certificates described in Section 3.03 and the Annual Accountant’s Report described in Section 3.04.  In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities or other applicable laws or in accordance with the Basic Documents, including filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03 and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04.  In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the

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Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c)                                  Opinions of Counsel.  The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer, the Commission and the Indenture Trustee:

(i)                                     promptly after the execution and delivery of this Servicing Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Florida Secured Transactions Registry and the Secretary of State of the State of Delaware, that are necessary under the UCC and the Nuclear Asset-Recovery Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Series Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii)                                  within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the date hereof, an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Servicer and which shall be reasonably satisfactory to the Indenture Trustee, or, in the Indenture Trustee’s sole judgment, external counsel of the Issuer, dated as of a date during such 90-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Florida Secured Transactions Registry and the Secretary of State of the State of Delaware, have been authorized, executed and filed that are necessary under the UCC and the Nuclear Asset-Recovery Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Series Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in Section 3.01(c)(i) or Section 3.01(c)(ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and perfect such interest or Lien.

Section 3.02.                                                  Servicing and Maintenance Standards.  The Servicer will monitor payments and impose collection policies on Customers, as permitted under the Financing Order and the rules of the Commission. On behalf of the Issuer, the Servicer shall: (a) manage, service, administer, bill, collect, receive and post collections in respect of the Series Property with reasonable care and in material compliance with each applicable Requirement of Law, including all applicable Commission Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in

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respect of, the Series Property and to bill, collect, receive and post the Series Charges; (d) comply with each Requirement of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the Series Property; (e) file all reports with the Commission required by the Financing Order; (f) file and maintain the effectiveness of UCC financing statements filed with the Florida Secured Transaction Registry with respect to the property transferred under the Sale Agreement; and (g) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Series Collateral remains perfected and of first priority.  The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Series Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

Section 3.03.                                                  Annual Reports on Compliance with Regulation AB.

(a)                                 The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, on or before the earlier of (a) March 31 of each year or (b) with respect to each calendar year during which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 of Regulation AB, as then in effect, and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) of Regulation AB, as then in effect.  These certificates may be in the form of, or shall include the forms attached as Exhibit D and Exhibit E, with, in the case of Exhibit D, such changes as may be required to conform to the applicable securities law.

(b)                                 The Servicer shall use commercially reasonable efforts to obtain, from each other party participating in the servicing function, any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder.  The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)                                  The initial Servicer, in its capacity as Sponsor, shall post on its or its parent company’s website and cause the Issuer to file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor.

(d)                                 Except to the extent permitted by applicable law, the Issuer shall not voluntarily suspend or terminate its filing obligations as issuing entity with the SEC as described in Section 3.03(c).

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Section 3.04.                                                  Annual Report by Independent Registered Public Accountants.

(a)                                 The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 2017, or (ii) with respect to each calendar year during which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to Section 3.03.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b)                                 The Annual Accountant’s Report delivered pursuant to Section 3.04(a) shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board and shall include any attestation report required under Item 1122(b) of Regulation AB, as then in effect. The costs of the Annual Accountant’s Report shall be reimbursable as an Operating Expense under the Indenture.

ARTICLE IV
SERVICES RELATED TO TRUE-UP ADJUSTMENTS

Section 4.01.                                                  True-Up Adjustments.  From time to time, until the Collection in Full of the Charges for the Series A Bonds, the Servicer shall identify the need for Semi-Annual True-Up Adjustments, Optional Interim True-Up Adjustments and Non-standard True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a)                                 Expected Sinking Fund Schedule.  The Expected Sinking Fund Schedule for the Series A Bonds is attached hereto as Exhibit F.  If the Expected Sinking Fund Schedule is revised, the Servicer shall send a copy of such revised Expected Sinking Fund Schedule to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies promptly thereafter.

(b)                                 True-Up Adjustments.

(i)                                     Semi-Annual True-Up Adjustments and Filings.  At the beginning of Duke Energy Florida’s billing cycle that is at least three months but no longer than six months following Duke Energy Florida’s first complete billing cycle after the Series Closing Date, and for Duke Energy Florida’s billing cycle every six months thereafter, and at least every three months after the Scheduled Final Payment Date for the latest maturing WAL, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Series Charges, including projected electricity consumption during the next Remittance Period for each Nuclear Asset-Recovery Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the Weighted Average Days Outstanding and write-offs; (B) determine the Periodic

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Payment Requirements and Periodic Billing Requirement for the next Remittance Period based on such updated data and assumptions; (C) determine the Series Charges to be allocated to each Nuclear Asset-Recovery Rate Class during the next Remittance Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and any other tariffs filed pursuant thereto; (D) make all required public notices and other filings with the Commission to reflect the revised Series Charges, including any Amendatory Schedule; and (E) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual True-Up Adjustment and to enforce the provisions of the Nuclear Asset-Recovery Law and the Financing Order; provided, that, in the case of any Semi-Annual True-Up Adjustment following the Scheduled Final Payment Date for the latest maturing WAL of the Series A Bonds, the Semi-Annual True-Up Adjustment will be calculated to ensure that the Series Charges are sufficient to pay the Series A Bonds in full on the next Payment Date.  The Servicer shall implement the revised Series Charges, if any, resulting from such Semi-Annual True-Up Adjustment as of the Semi-Annual True-Up Adjustment Date.

(ii)                                  Optional Interim True-Up Adjustments and Filings.  No later than 60 days prior to the first day of the applicable monthly billing cycle, the Servicer shall:  (A) update the data and assumptions underlying the calculation of the Series Charges, including projected electricity consumption during the next Remittance Period for each Nuclear Asset-Recovery Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next Remittance Period based on such updated data and assumptions; and (C) based upon such updated data and requirements, project whether existing and projected Nuclear Asset-Recovery Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Outstanding WAL of Series A Bonds during such Remittance Period, (y) to pay other Ongoing Financing Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level.  If the Servicer determines that Series Charges will not be sufficient for such purposes, the Servicer shall, no later than the date described in the first sentence of this Section 4.01(b)(ii):  (1) determine the Series Charges to be allocated to each Nuclear Asset-Recovery Rate Class during the next Remittance Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and other tariffs filed pursuant thereto; (2) make all required public notices and other filings with the Commission to reflect the revised Series Charges, including any Amendatory Schedule; and (3) take all reasonable actions and make all reasonable efforts to effect such Optional Interim True-Up Adjustment and to enforce the provisions of the Nuclear Asset-Recovery Law and the Financing Order.

(iii)                               Non-standard True-Up Adjustments and Filings.  In the event that the Servicer determines that a Non-standard True-Up Adjustment is required at

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anytime to be effective simultaneously with a base rate change that includes any change in the cost allocation among customers used in determining the Series Charges, such True-Up Adjustment to go into effect simultaneously with any changes to Duke Energy Florida’s other base rates the Servicer shall promptly (A) recalculate the Series Charges to reallocate the Series Charges among customers in accordance with the procedures for Non-standard True-Up Adjustments set forth in the Financing Order; (B) initiate a proceeding with the Commission to determine new allocation factors and make all required public notices and other filings with the Commission to implement the revised Series Charges in a timely manner, including the filing of any revised Amendatory Rider necessary to begin the billing of such revised Series Charges; and (C) take all reasonable actions and make all reasonable efforts to effect such Non-standard True-Up Adjustment and to enforce the provisions of the Nuclear Asset-Recovery Law and the Financing Order.  The Servicer shall implement the revised Series Charges, if any, resulting from such Non-standard True-Up Adjustment on the Non-standard True-Up Adjustment date.  For the avoidance of doubt, no Semi-Annual True-Up Adjustment or Optional Interim True-Up Adjustment shall be considered a Non-standard True-Up Adjustment solely because Series Charges are allocated under such Semi-Annual True-Up Adjustment or Optional Interim True-Up Adjustment in the same manner as in a preceding Non-standard True-Up Adjustment.

(c)                                  Reports.

(i)                                     Notification of Amendatory Schedule Filings and True-Up Adjustments.  Whenever the Servicer files an Amendatory Schedule with the Commission or implements revised Series Charges with notice to the Commission without filing an Amendatory Schedule if permitted by the Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents that, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Schedule or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith.  If, for any reason any revised Series Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)                                  Semi-Annual Servicer’s Certificate.  Not later than five Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit C (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Series A Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

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(A)                               the amount of the payment to Holders allocable to principal, if any;

(B)                               the amount of the payment to Holders allocable to interest;

(C)                               the aggregate Outstanding Amount of the Series A Bonds, before and after giving effect to any payments allocated to principal reported under Section 4.01(c)(ii)(A);

(D)                               the difference, if any, between the amount specified in Section 4.01(c)(ii)(C) and the Outstanding Amount specified in the Expected Sinking Fund Schedule;

(E)                                any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(F)                                 the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii)                               Reports to Customers.

(A)                               After each revised Series Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by any applicable Commission Regulations, cause to be prepared and delivered to Customers any required notices announcing such revised Series Charges.

(B)                               The Servicer shall comply with the requirements of the Financing Order with respect to the filing of the Nuclear Asset-Recovery Rate Schedule to ensure that the Series Charges are separate and apart from the Servicer’s other charges and appear as a separate line item on the Bills sent to Customers.

Section 4.02.                                                  Limitation of Liability.

(a)                                 The Issuer and the Servicer expressly agree and acknowledge that:

(i)                                     In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii)                                  None of the Servicer, the Issuer or the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Servicing Agreement that adversely affects the Series Property or the True-Up Adjustments), by the Commission in any way

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related to the Series Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment or the approval of any revised Series Charges and the scheduled adjustments thereto.

(iii)                               Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Series Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy consumption volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Series A Bond.

(b)                                 Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Servicing Agreement.

ARTICLE V
THE NUCLEAR ASSET-RECOVERY PROPERTY

Section 5.01.                                                  Custody of Nuclear Asset-Recovery Property Records.  To assure uniform quality in servicing the Series Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Series Property, including copies of the Financing Order and Amendatory Schedules relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively for the Series A Bonds, the “Nuclear Asset-Recovery Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Series Property.

Section 5.02.                                                  Duties of Servicer as Custodian.

(a)                                 Safekeeping.  The Servicer shall hold the Nuclear Asset-Recovery Property Records on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the Nuclear Asset-Recovery Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Servicing Agreement, the Sale Agreement and the Indenture.  In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others.  The Servicer shall promptly report to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies any failure on its part to hold the Nuclear Asset-Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the

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Indenture Trustee of the Nuclear Asset-Recovery Property Records.  The Servicer’s duties to hold the Nuclear Asset-Recovery Property Records set forth in this Section 5.02, to the extent the Nuclear Asset-Recovery Property Records have not been previously transferred to a successor Servicer pursuant to ARTICLE VII, shall terminate one year and one day after the earlier of (i) the date on which the Servicer is succeeded by a successor Servicer in accordance with ARTICLE VII and (ii) the first date on which no Series A Bonds are Outstanding.

(b)                                 Maintenance of and Access to Records.  The Servicer shall maintain the Nuclear Asset-Recovery Property Records at 550 South Tryon Street, Charlotte, North Carolina 28202 or at its facility located at Iron Mountain, 3125 Parkside Drive, Charlotte, North Carolina 28208 and Iron Mountain, 4758 Oak Fair Boulevard, Tampa, Florida 33610, or at such other office as shall be specified to the Issuer, the Commission and the Indenture Trustee by written notice at least 30 days prior to any change in location.  The Servicer shall make available for inspection, audit and copying to the Issuer, the Commission and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Nuclear Asset-Recovery Property Records at such times during normal business hours as the Issuer, the Commission or the Indenture Trustee shall reasonably request and that do not unreasonably interfere with the Servicer’s normal operations.  Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)                                  Release of Documents.  Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Nuclear Asset-Recovery Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.  Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)                                 Defending Series Property Against Claims.  To the extent not undertaken by the Seller pursuant to Section 4.08 of the Sale Agreement, the Servicer shall negotiate for the retention of legal counsel and such other experts as may be needed to institute and maintain any action or proceeding, on behalf of and in the name of the Issuer, necessary to compel performance by the Commission or the State of Florida of any of their obligations or duties under the Nuclear Asset-Recovery Law and the Financing Order, and the Servicer agrees to assist the Issuer and its legal counsel in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Nuclear Asset-Recovery Law or the Financing Order, or the rights of holders of Series Property by legislative enactment, constitutional amendment or other means that would be adverse to Holders or any series of additional Nuclear Asset-Recovery Bonds. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Duke Energy Florida’s

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electric distribution facilities, the Servicer will assert that that the court ordering such condemnation must treat such municipality as a successor to Duke Energy Florida under the Nuclear Asset-Recovery Law and the Financing Order. The costs of any such action shall be payable as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture and any additional indenture. The Servicer’s obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02 of the Indenture and any supplemental indenture may be delayed; provided, that, the Servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture and any additional indenture, and is not required to advance its own funds to satisfy these obligations.

Section 5.03.                                                  Custodian’s Indemnification.  The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Nuclear Asset-Recovery Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses).

Section 5.04.                                                  Effective Period and Termination.  The Servicer’s appointment as custodian shall become effective as of the Series Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Servicing Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective.  Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Series A Bonds are Outstanding. Duke Energy Florida shall not resign as Servicer if such resignation does not satisfy the Rating Agency Condition or without consent of the Commission.

Section 5.05.                                                  Alternative Energy Suppliers.  So long as any of the Series A Bonds are Outstanding, the Servicer shall take reasonable efforts to assure that no AES bills or collects Series Charges on behalf of the Issuer unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied. If an AES does bill or collect Series Charges on behalf of the Issuer, upon the reasonable request of the Issuer, the Commission, the Indenture Trustee, or any Rating Agency,

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the Servicer shall take reasonable steps to assure that such an AES provides to the Issuer, the Commission, the Indenture Trustee or the Rating Agencies, as the case may be, any public financial information in respect of such AES, or any material information regarding the Series Property to the extent it is reasonably available to such AES, as may be reasonably necessary and permitted by law for the Issuer, the Commission, the Indenture Trustee or the Rating Agencies to monitor such AES’ performance hereunder. In addition, so long as any of the Series A Bonds are Outstanding, Servicer will use commercially reasonable efforts to ensure that such AES provide to the Issuer and to the Indenture Trustee, within a reasonable time after written request therefor, any information available to the AES or reasonably obtainable by it that is necessary to calculate the Series Charges.

ARTICLE VI
THE SERVICER

Section 6.01.                                                  Representations and Warranties of Servicer.  The Servicer makes the following representations and warranties, as of the Series Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer, the Indenture Trustee and the Commission (for the benefit of the Customers) are deemed to have relied in entering into this Servicing Agreement relating to the servicing of the Series Property.  The representations and warranties shall survive the execution and delivery of this Servicing Agreement, the sale of the Series Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)                                 Organization and Good Standing.  The Servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, to service the Series Property and hold the records related to the Series Property, and to execute, deliver and carry out the terms of this Servicing Agreement and the Intercreditor Agreement.

(b)                                 Due Qualification.  The Servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Series Property as required under this Servicing Agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Series Property).

(c)                                  Power and Authority.  The execution, delivery and performance of the terms of this Servicing Agreement and the Intercreditor Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d)                                 Binding Obligation.  Each of this Servicing Agreement and the Intercreditor Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of

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equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)                                  No Violation.  The consummation of the transactions contemplated by the Servicing Agreement and the Intercreditor Agreement do not conflict with, result in any breach of or constitute (with or without notice or lapse of time) a default under the Servicer’s organizational documents or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any Lien upon the Servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any Lien that may be granted in favor of the Indenture Trustee for the benefit of Holders under the Basic Documents) or violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)                                   No Proceedings.  To the Servicer’s knowledge, there are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) seeking to prevent issuance of the Series A Bonds or the consummation of the transactions contemplated by this Servicing Agreement or any of the other Basic Documents, or, if applicable, any supplement to the Indenture or amendment to the Sale Agreement; (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Servicing Agreement or any of the other Basic Documents or, if applicable, any supplement to the Indenture or amendment to the Sale Agreement; or (iii) relating to the Servicer and which might materially and adversely affect the treatment of the Series A Bonds for federal or state income, gross receipts or franchise tax purposes;

(g)                                  Approvals.  No governmental approvals, authorizations, consents, orders or other actions or filings with any Governmental Authority are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement except those that have previously been obtained or made, those that are required to be made by the Servicer in the future pursuant to Article IV or the Intercreditor Agreement and those that the Servicer may need to file in the future to continue the effectiveness of any financing statements; and

(h)                                 Reports and Certificates.  Each report and certificate delivered in connection with any filing made to the Commission by the Servicer on behalf of the Issuer with respect to the Series Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

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The Servicer, the Indenture Trustee and the Issuer are not responsible as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings with the Florida Commission required by this Servicing Agreement in a timely and correct manner or any breach by the Servicer of its duties under the Servicing Agreement that adversely affects the Series Property or the True-Up Adjustments), by the Florida Commission in any way related to the Series Property or in connection with any True-Up Adjustment, the subject of any such filings, any proposed True-Up Adjustment or the approval of any revised Series Charges and the scheduled adjustments thereto. Except to the extent that the Servicer otherwise is liable under the provisions of this Servicing Agreement, the Servicer shall have no liability whatsoever relating to the calculation of any revised nuclear asset-recovery charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any person or entity, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Nuclear Asset-Recovery Bond generally.

Section 6.02.                                                  Indemnities of Servicer; Release of Claims.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Servicing Agreement.

(a)                                 The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and the Independent Manager and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Party”), for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the Servicing Agreement and the Intercreditor Agreement, (ii) the Servicer’s material breach of any of its representations or warranties that results in a Servicer Default under this Servicing Agreement or a default under the Intercreditor Agreement; and (iii) litigation and related expenses relating to the Servicer’s status and obligations as Servicer (other than any proceeding the Servicer is required to institute under this Servicing Agreement), except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(b)                                 For purposes of Section 6.02(a), in the event of the termination of the rights and obligations of Duke Energy Florida (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Servicing Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(c)                                  Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Nuclear Asset-Recovery Law or

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the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Servicing Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses).

(d)                                 Except to the extent expressly provided in this Servicing Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee and the payment of the purchase price of Series Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”), from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Series Property or the Servicer’s activities with respect thereto, other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(e)                                  The Servicer shall indemnify the Commission, on behalf of the Customers, to the extent Customers incur Losses associated with higher servicing fees payable to a Successor Servicer as a result of the Servicer’s negligence, recklessness or willful misconduct or termination of this Servicing Agreement for cause. Further, if the Servicer remains an entity subject to the Commission’s regulatory authority as a public utility (or otherwise for ratemaking purposes), the Servicer hereby acknowledges and agrees that the Commission, subject to the outcome of an appropriate Commission proceeding, may take such action as the Commission deems necessary or appropriate under its regulatory authority to require the Servicer to make Customers whole for any Losses they incur in connection with the failure of any material representation, or warranty by the Servicer under this Agreement, or by reason of the Servicer’s negligence, recklessness or willful misconduct or termination of this Servicing Agreement for cause, including without limitation Losses attributable to higher Series Charges imposed on Customers by reason of additional Operating Expenses. The Servicer hereby acknowledges and agrees that such action by the Commission may include, but is not limited to, adjustments to the Servicer’s other regulated rates and charges or credits to Customers. If the Servicer does not remain, or is not, subject to the Commission’s regulatory authority as a public utility (or otherwise for ratemaking purposes), such Servicer shall indemnify the Commission, on behalf of the Customers, for any Losses incurred by Customers by reason of the Servicer’s negligence, recklessness or willful misconduct or termination of this Servicing Agreement for cause, including without limitation Losses attributable to higher Series Charges imposed on Customers by reason of additional Operating Expenses. The Servicer’s indemnification under this Section 6.02(e) shall survive the termination of this Agreement, and any amounts paid with respect thereto shall be remitted and deposited with the Indenture Trustee for deposit in the Collection Account, unless otherwise directed by the Commission. Notwithstanding anything to the contrary in this Servicing Agreement or in any other Basic Document, so long as any Series A Bonds are Outstanding, any indemnity payments to the Commission (for the benefit of Customers) pursuant to this Section 6.02(e) shall be promptly remitted to the Indenture Trustee for deposit in the applicable Collection Account.

(f)                                   The Servicer shall not be required to indemnify an Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any action,

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proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld.  Promptly after receipt by an Indemnified Party of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof.  Failure by an Indemnified Party to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Party under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure.  With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Party, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, that the Indemnified Party shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense.  Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the defendants in any such action include both the Indemnified Party and the Servicer and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Party to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing.  Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Parties other than one local counsel, if appropriate.  The Servicer will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

Section 6.03.                                                  Binding Effect of Servicing Obligations.  The obligations to continue to provide service and to collect and account for Series Charges will be binding upon the Servicer, any Successor and any other entity that provides distribution services to a Person that is a Florida customer of Duke Energy Florida or any Successor so long as the Series Charges have not been fully collected and posted.  Any Person (a) into which the Servicer may be merged, converted or consolidated and that is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and that is a Permitted Successor, (c) that may succeed to the properties and assets of the Servicer substantially as a whole and that is a Permitted Successor or (d) that otherwise is a Permitted

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Successor, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Servicing Agreement without further act on the part of any of the parties to this Servicing Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer, the Commission and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Servicing Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Nuclear Asset-Recovery Law and the UCC, have been executed and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the Series Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Holders of Series A Bonds, (v) the Servicer shall have given the Rating Agencies prior written notice of such transaction and (vi) any applicable requirements of the Intercreditor Agreement have been satisfied.  When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the assets of the Servicer in accordance with the terms of this Section 6.03, then, upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder (except for responsibilities for its actions prior to such release).

Section 6.04.                                                  Limitation on Liability of Servicer and Others.

(a)                                 Except as otherwise provided under this Servicing Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Servicing Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of negligence, recklessness or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties under this Servicing Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Servicing Agreement.

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(b)                                 The Servicer acknowledges that the Commission, acting on its own behalf, has authority to enforce all provisions of this Servicing Agreement for the benefit of Customers, including without limitation the enforcement of Section 6.02(e).

(c)                                  Except as provided in this Servicing Agreement, including Section 5.02(d), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Series Property that is not directly related to one of the Servicer’s enumerated duties in this Servicing Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Servicing Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Servicing Agreement and the interests of the Holders and Customers under this Servicing Agreement.

Section 6.05.                                                  Duke Energy Florida Not to Resign as Servicer.  Subject to the provisions of Section 6.03, Duke Energy Florida shall not resign from the obligations and duties imposed on it as Servicer under this Servicing Agreement except upon a determination that the performance of its duties under this Servicing Agreement shall no longer be permissible under applicable Requirements of Law. Notice of any such determination permitting the resignation of Duke Energy Florida shall be communicated to the Issuer, the Commission, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Commission and each Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer has been approved by the Commission and has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.02.

Section 6.06.                                                  Servicing Compensation.

(a)                                 In consideration for its services hereunder, until the Collection in Full of the Charges, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.05% of the aggregate initial principal amount of all Series A Bonds for so long as Duke Energy Florida or an Affiliate of Duke Energy Florida is the Servicer or (ii) if Duke Energy Florida or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, provided, that the annual Servicing Fee shall not exceed 0.6% of the aggregate initial principal amount of all Series A Bonds, unless the Commission has approved the appointment of the Successor Servicer or the Commission does not act to either approve or disapprove such appointment on or before the date which is 45 days after notice of the proposed appointment of the Successor Servicer is provided to the Commission in the same manner substantially as provided in Section 8.01(c).  The Servicing Fee owing shall be calculated based on the initial principal amount of the Series A Bonds and shall be paid semi-annually, with half of the Servicing Fee being paid on each Payment Date, except for the amount of the Servicing Fee to be paid on the first Payment Date in which the Servicing Fee then due will be calculated based on the number of days that this Servicing Agreement has been in effect.

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In addition, the Servicer shall be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents (“Reimbursable Expenses”). Except for such Reimbursable Expenses, the Servicer shall be required to pay all other costs and expenses incurred by the Servicer in performing its activities hereunder (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Duke Energy Florida in its capacity as Administrator).

(b)                                 The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer.  Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date.  In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided, that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c)                                  The Servicer and the Issuer acknowledge and agree that the Servicer’s actual collections of Series Charges on some days might exceed the Servicer’s deemed collections, and that the Servicer’s actual collections of Series Charges on other days might be less than the Servicer’s deemed collections. The Servicer and the Issuer further acknowledge and agree that the amount of these variances are likely to be small and are not likely to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on weighted average days sales outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances. However, the Servicer shall remit at least annually to the Indenture Trustee, for the benefit of the Issuer, any late charges received from Customers in respect of Series Charges.

(d)                                 The foregoing Servicing Fee constitutes a fair and reasonable compensation for the obligations to be performed by the Servicer.  Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

(e)                                  Any services required for or contemplated by the performance of the above-referenced services by the Servicer to be provided by unaffiliated third parties may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Servicer at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Servicer and reimbursed by the Issuer in accordance with Section 6.06(a), or otherwise as the Servicer and the Issuer may mutually arrange.

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Section 6.07.                                                  Compliance with Applicable Law.  The Servicer covenants and agrees, in servicing the Series Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Series Property, the noncompliance with which would have a material adverse effect on the value of the Series Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.  It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.

Section 6.08.                                                  Access to Certain Records and Information Regarding Series Property.  The Servicer shall provide to the Indenture Trustee access to the Nuclear Asset-Recovery Property Records for the Series A Bonds as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents and shall provide access to such records to the Holders as required by applicable law.  Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer.  Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

Section 6.09.                                                  Appointments.  The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder, including a collection agent acting pursuant to the Intercreditor Agreement; provided, however, that, unless such Person is an Affiliate of Duke Energy Florida, the Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable under this Servicing Agreement for the servicing and administering of the Series Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Series Property.  The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time, and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto.  Any such appointment shall not constitute a Servicer resignation under Section 6.05.

Section 6.10.                                                  No Servicer Advances.  The Servicer shall not make any advances of interest on or principal of the Series A Bonds.

Section 6.11.                                                  Remittances.

(a)                                 The Nuclear Asset-Recovery Charge Collections on any Servicer Business Day (the “Daily Remittance”) shall be calculated according to the procedures set forth in Exhibit A and remitted by the Servicer as soon as reasonably practicable to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following such Servicer Business Day.  Prior to each remittance to the General Subaccount of the Collection

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Account pursuant to this Section 6.11, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Indenture Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted).  The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Series Collateral that it may receive from time to time.  Reconciliations of bank statements shall be as set forth in Exhibit A.

(b)                                 The Servicer agrees and acknowledges that it holds all Nuclear Asset-Recovery Charge Payments collected by it and any other proceeds for the Series Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except for and interest earnings permitted by Section 6.06.  The Servicer further agrees not to make any claim to reduce its obligation to remit all Nuclear Asset-Recovery Charge Payments collected by it in accordance with this Servicing Agreement.

(c)                                  Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

Section 6.12.                                                  Maintenance of Operations.  Subject to Section 6.03, Duke Energy Florida agrees to continue, unless prevented by circumstances beyond its control, to operate its electric distribution system to provide service so long as it is acting as the Servicer under this Servicing Agreement.

ARTICLE VII
DEFAULT

Section 7.01.                                                  Servicer Default.  If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)                                 any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer and the Commission from the Issuer or the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer;

(b)                                 any failure on the part of the Servicer or, so long as the Servicer is Duke Energy Florida or an Affiliate thereof, any failure on the part of Duke Energy Florida, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or Duke Energy Florida, as the case may be, set forth in this Servicing Agreement (other than as provided in Section 7.01(a) or Section 7.01(c)) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or Duke Energy Florida, as the case may be, by the Issuer, the Commission (with a copy to the Indenture Trustee) or to the Servicer or Duke Energy Florida, as the case may be, by the Indenture Trustee or (B) such failure is discovered by a Responsible Officer of the Servicer;

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(c)                                  any failure by the Servicer duly to perform its obligations under Section 4.01(b) in the time and manner set forth therein, which failure continues unremedied for a period of five Business Days;

(d)                                 any representation or warranty made by the Servicer in this Servicing Agreement or any other Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of 60 days after the date on which (i) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer, the Commission or the Indenture Trustee or (ii) such failure is discovered by a Responsible Officer of the Servicer; or

(e)                                  an Insolvency Event occurs with respect to the Servicer or Duke Energy Florida;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee shall, upon the instruction of Holders evidencing a majority of the Outstanding Amount of the Series A Bonds or by the Commission, subject to the terms of the Intercreditor Agreement, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Servicing Agreement and under the Intercreditor Agreement; provided, however the Indenture Trustee shall not give a Termination Notice upon instruction of the Commission unless the Rating Agency Condition is satisfied.  In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Nuclear Asset-Recovery Law (or any of their representatives) shall be entitled to apply to the Commission or a court of appropriate jurisdiction for an order for sequestration and payment of revenues arising with respect to the Series Property.  On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Series A Bonds, the Series Property, the Series Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Nuclear Asset-Recovery Property Records and related documents, or otherwise.  The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Servicing Agreement, including the transfer to the successor Servicer for administration by it of all Nuclear Asset-Recovery Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Series Property or the Series Charges.  As soon as practicable

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after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Nuclear Asset-Recovery Property Records to the successor Servicer.  In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Nuclear Asset-Recovery Property Records to the successor Servicer and amending this Servicing Agreement and the Intercreditor Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.  Termination of Duke Energy Florida as Servicer shall not terminate Duke Energy Florida’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

Section 7.02.                                                  Appointment of Successor.

(a)                                 Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Servicing Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Servicing Agreement and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below.  In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may, at the written direction and with the consent of the Holders of a majority of the Outstanding Amount of the Series A Bonds or of the Commission shall, but subject to the provisions of the Intercreditor Agreement, appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer, the Commission and the Rating Agencies.  If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may, at the direction of the Holders of a majority of the Series A Bonds, petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Servicing Agreement.  A Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Servicing Agreement and (iv) such Person agrees to perform the obligations of the Servicer under the Intercreditor Agreement.  In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer.  The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b)                                 Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Servicing Agreement.

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Section 7.03.                                                  Waiver of Past Defaults.  The Indenture Trustee, with the written consent of the Commission and the consent of the Holders evidencing a majority of the Outstanding Amount of the Series A Bonds, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Servicing Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.  Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies.

Section 7.04.                                                  Notice of Servicer Default.  The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

Section 7.05.                                                  Cooperation with Successor.  The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01.                                                  Amendment.

(a)                                 Subject to Section 8.01(c), this Servicing Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the Outstanding Amount.  Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies and the Commission.

(b)                                 Prior to the execution of any amendment to this Servicing Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized and permitted by this Servicing Agreement and all conditions precedent, if any, provided for in this Servicing Agreement relating to such amendment have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i).  The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties, indemnities or immunities under this Servicing Agreement or otherwise.

(c)                                  Notwithstanding anything to the contrary in this Section 8.01, no amendment or modification of this Servicing Agreement, nor any waiver required by Section

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7.03 hereof, shall be effective except upon satisfaction of the conditions precedent in this paragraph (c).

(i)                                     At least 15 days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 8.01(a) (except that the consent of the Indenture Trustee may be subject to the consent of the Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification) or prior to the effectiveness of any waiver of a default approved by the Holders of a majority of the Outstanding Amount of the Series A Bonds, the Servicer shall have delivered to the Commission’s executive director and general counsel written notification of any proposed amendment, which notification shall contain:

(A)                               a reference to Docket Nos. 150171-EI;

(B)                               an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Servicing Agreement or alternatively, the waiver of default has been approved by the Holders of a majority of the Outstanding Amount of Series A Bonds; and

(C)                               a statement identifying the person to whom the Commission is to address any response to the proposed amendment or to request additional time.

(ii)                                  If the Commission or an authorized representative of the Commission, within 15 days (subject to extension as provided in clause (iii)) of receiving a notification complying with subparagraph (i), shall have delivered to the office of the person specified in clause (i)(C) a written statement that the Commission might object to the proposed amendment or modification, or to the waiver of default, then, subject to clause (iv) below, such proposed amendment or modification, or the waiver of default, shall not be effective unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

(iii)                               If the Commission or an authorized representative of the Commission, within 15 days of receiving a notification complying with subparagraph (i), shall have delivered to the office of the person specified in clause (i)(C) a written statement requesting an additional amount of time not to exceed thirty days (or, in the case of a waiver of default, 15 days) in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (i)(C) a written statement as described in subparagraph (ii), unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

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(iv)                              If (A) the Commission or an authorized representative of the Commission, shall not have delivered written notice that the Commission might object to such proposed amendment or modification, or the waiver of default, within the time periods described in subparagraphs (ii) or (iii), whichever is applicable, or (B) the Commission or authorized representative of the Commission, has delivered such written notice but does not within 60 days of the delivery of the notification in (a) above, provide subsequent written notice confirming that it does in fact object and the reasons therefore or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification or waiver of default, as the case may be, and such amendment or modification or waiver of default, as the case may be, may subsequently become effective upon satisfaction of the other conditions specified in Section 8.01(a).

(v)                                 Following the delivery of a statement from the Commission or an authorized representative of the Commission to the Servicer under subparagraph (ii), the Servicer and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any proposed amendment, modification or waiver of default.

(d)                                 For the purpose of this Section 8.01(a), an “authorized representative of the Commission” means any person authorized to act on behalf of the Commission, as evidenced by an Opinion of Counsel (which may be the general counsel) to the Commission.

Section 8.02.                                                  Maintenance of Accounts and Records.

(a)                                 The Servicer shall maintain accounts and records as to the Series Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Nuclear Asset-Recovery Charge Payments received by the Servicer and Nuclear Asset-Recovery Charge Collections from time to time deposited in the Collection Account.

(b)                                 The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Series Property and the Series Charges.  Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

Section 8.03.                                                  Notices.  Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to

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which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)                                 in the case of the Servicer, to Duke Energy Florida, LLC, at (i) 299 First Avenue North, St.  Petersburg, Florida 33701, Attention: Director, Rates and Regulatory Strategy, Telephone: 727-820-4560 and (ii) 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Treasurer, Telephone: 704-382-3853 c/o Assistant Treasurer;

(b)                                 in the case of the Issuer, to Duke Energy Florida Project Finance, LLC, at 299 First Avenue North, St.  Petersburg, Florida 33701, Attention: Managers, Telephone: (980) 373-8659;

(c)                                  in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)                                 in the case of Fitch, to Fitch Ratings, 33 Whitehall Street, New York, New York 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355;

(e)                                  in the case of S&P, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@standardandpoors.com (all such notices to be delivered to S&P in writing by email); and

(f)                                   in the case of the Commission, Florida Public Services Commission, 2450 Shumard Oak Blvd., Tallahassee, Florida, 32399-0850, Attention: Staff Director of Accounting & Finance.

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

Section 8.04.                                                  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Servicing Agreement concerning the resignation of the Servicer, this Servicing Agreement may not be assigned by the Servicer.  Any assignment of this Servicing Agreement is subject to satisfaction of any conditions set forth in the Intercreditor Agreement.

Section 8.05.                                                  Limitations on Rights of Others.  The provisions of this Servicing Agreement are solely for the benefit of the Servicer, the Issuer, the Commission, on behalf of itself and Customers, and, to the extent provided herein or in the other Basic Documents, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Servicing Agreement.  Nothing in this Servicing Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Series Property or Series Collateral or under or in respect of this Servicing Agreement or any covenants, conditions or provisions contained herein.  Notwithstanding anything to the contrary

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contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and to this Servicing Agreement may be asserted or exercised only by the Commission (or by its counsel in the name of the Commission) for the benefit of such Customer.

Section 8.06.                                                  Severability.  Any provision of this Servicing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.07.                                                  Separate Counterparts.  This Servicing Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.08.                                                  Governing Law.  This Servicing Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 8.09.                                                  Assignment to Indenture Trustee.  The Servicer hereby acknowledges and consents to the assignment by the Issuer to the Indenture Trustee of any or all of the Issuer’s rights hereunder.  In no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

Section 8.10.                                                  Nonpetition Covenants.  Notwithstanding any prior termination of this Servicing Agreement or the Indenture, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

Section 8.11.                                                  Limitation of Liability.  It is expressly understood and agreed by the parties hereto that this Servicing Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

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Section 8.12.                                                  Rule 17g-5 Compliance.  The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Servicing Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Series A Bonds or undertaking credit rating surveillance of the Series A Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

Section 8.13.                                                  Indenture Trustee Actions.  In acting hereunder, the Indenture Trustee shall have the rights, protections and immunities granted to it under the Indenture.

{SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

DUKE ENERGY FLORIDA PROJECT FINANCE, LLC,
as Issuer

By:
Name:
Title:

DUKE ENERGY FLORIDA, LLC,
as Servicer

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

Signature Page to Nuclear Asset Recovery Servicing Agreement

EXHIBIT A

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Servicing Agreement (the “Agreement”).

SECTION 2. Data Acquisition.

(a) Installation and Maintenance of Meters.  The Servicer shall cause to be installed, replaced and maintained meters in accordance with the Servicer Policies and Practices.

(b) Meter Reading.  In accordance with the Servicer Policies and Practices, the Servicer shall obtain consumption measurements for each Customer or determine any Customer’s consumption on the basis of estimates in accordance with Commission Regulations.

(c) Cost of Metering.  The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

SECTION 3. Consumption and Bill Calculation.

The Servicer shall obtain a calculation of each Customer’s consumption (which may be based on data obtained from such Customer’s meter read or on consumption estimates determined in accordance with Commission Regulations) in accordance with the Servicer Policies and Practices and shall determine therefrom Billed Nuclear Asset-Recovery Charges for the Series A Bonds.

SECTION 4. Billing.

(a) Commencement of Billing.  The Servicer shall implement the Series Charges as of the date following Series Closing Date for the Series A Bonds and shall thereafter bill each Customer for each Customer’s Billed Nuclear Asset-Recovery Charges for the Series A Bonds in accordance with the provisions of this Section 4.

(b) Frequency of Bills; Billing Practices.  In accordance with the Servicer Policies and Practices, the Servicer shall generate and issue a Bill to each Customer. In the event that the Servicer makes any material modification to the Servicer Policies and Practices, it shall notify

E-A-1

the Issuer, the Indenture Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Servicer Business Days after such modification goes into effect, but the Servicer may not make any modification that will materially adversely affect the Holders.

(c) Format.

(i) The Customer’s Bill will contain a separate line item identifying the monthly charge representing the Series Property. The Customer’s Bill shall contain in text or in a footnote, text substantially to the effect that the monthly charge representing Series Property has been approved by the Financing Order, and that a portion of the monthly charge is being collected by the Servicer, as servicer, on behalf of the Issuer as owner of the Series Property.

(ii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers as Commission Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by applicable law or by Commission Regulations, the Servicer shall, subject to clause (i) of this subsection (c), determine the format, structure and text of all Bills in accordance with its reasonable business judgment, the Servicer Policies and Practices and historical practice.

(d) Delivery.  Except as provided in the next sentence, the Servicer shall deliver all Bills to Customers (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use in accordance with the Servicer Policies and Practices. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills that it renders, including printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the Servicer Policies and Practices.

SECTION 6. Collections; Payment Processing; Remittance.

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall collect Billed Nuclear Asset-Recovery Charges for the Series A Bonds (including late charges in respect of Series Charges) from Customers as and when the same become due in accordance with such collection procedures as it follows with respect to comparable assets that it services for itself or others including, in accordance with Commission Regulations and the Servicer Policies and Practices, that:

(A) The Servicer shall prepare and deliver overdue notices to Customers.

(B) The Servicer shall deliver past-due and shut-off notices.

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(C) The Servicer may employ the assistance of collection agents.

(D) The Servicer shall apply Customer deposits to the payment of delinquent accounts.

(ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer Policies and Practices and (B) would comply in all material respects with applicable law.

(iii) The Servicer shall accept payment from Customers in respect of Billed Nuclear Asset-Recovery Charges for the Series A Bonds in such forms and methods and at such times and places in accordance with the Servicer Policies and Practices.

(b) Payment Processing; Allocation; Priority of Payments.  The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Servicer Business Days after receipt.

(c) Investment of Estimated Nuclear Asset-Recovery Charge Payments Received.  Prior to remittance on the applicable remittance date, the Servicer may invest estimated Nuclear Asset-Recovery Charges Payments at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer.

(d) Calculation of Daily Remittance.

(i) The Servicer will remit Series Charges directly to the Indenture Trustee pursuant to Section 6.11 of the Servicing Agreement. The Servicer will remit Series Charges based on estimated collections using a weighted average balance of days outstanding (“ADO”) on Duke Energy Florida’s retail bills. Nuclear Asset-Recovery Charge Collections for the Series A Bonds remitted will represent the charges estimated to be received for any period based upon the ADO and an estimated system-wide write-off percentage.

(ii) The Nuclear Asset-Recovery Charge Collections for the Series A Bonds will be remitted by the Servicer to the Indenture Trustee as soon as reasonably practicable to the General Subaccount of the Collection Account on each Servicer Business Day, but in no event later than two Servicer Business Days following such Servicer Business Day. Estimated daily Nuclear Asset-Recovery Charge Collections for the Series A Bonds will be remitted to the Indenture Trustee on each Servicer Business Day based upon the ADO and estimated write-offs. Each day on which those remittances are made is referred to as a daily remittance date.

(iii) No less often than annually, the Servicer and the Indenture Trustee will reconcile remittances of estimated Nuclear Asset-Recovery Charge Collections for the Series A Bonds with actual Nuclear Asset-Recovery Charge Payments for the Series A

3

Bonds received by the Servicer to more accurately reflect the amount of Billed Nuclear Asset-Recovery Charges for the Series A Bonds that should have been remitted, based on ADO and the actual system-wide write-off percentage.  To the extent the remittances of estimated payments arising from the Series Charges exceed the amounts that should have been remitted based on actual system-wide write-offs, the Servicer will be entitled to withhold the excess amount from any subsequent remittance to the Indenture Trustee until the balance of such excess is reduced to zero.  To the extent the remittances of estimated payments arising from the Series Charges are less than the amount that should have been remitted based on actual system wide write-offs, the Servicer will remit the amount of the shortfall to the Indenture Trustee within two Servicer Business Days.  Although the Servicer will remit estimated Nuclear Asset-Recovery Charge Collections for the Series A Bonds to the Indenture Trustee, the Servicer will not be obligated to make any payments on the Series A Bonds.

(iv) At least annually, the Servicer also will remit to the Indenture Trustee, for the benefit of the Issuer, any late charges received from Customers with respect to the Series Charges.

(v) The Servicer agrees and acknowledges that it holds all Nuclear Asset-Recovery Charge Collections for the Series A Bonds received by it and any other proceeds for the Series Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer without any surcharge, fee, offset, charge or other deduction.  The Servicer further agrees not to make any claim to reduce its obligation to remit all Nuclear Asset-Recovery Charge Payments for the Series A Bonds collected by it in accordance with the Servicing Agreement.

(e) Partial Collections.  Upon a partial payment of amounts billed, including amounts billed under special contracts, such partial payments shall be allocated ratably among the Series Charges and the Seller’s other billed amounts (including any accrued interest and late fees) based on the ratio of each component of the bill to the total bill. If more than one Series of Nuclear Asset-Recovery Bonds are Outstanding, partial payments allocable to Series Charges shall be allocated pro rata based upon the amount of Nuclear Asset-Recovery Charges owing with respect to each series.

(f) No Advances.  The Servicer shall not be obligated to advance any of its own funds to the Issuer.

4

EXHIBIT B

FORM OF MONTHLY SERVICER’S CERTIFICATE

See Attached

E-B-1

MONTHLY SERVICER’S CERTIFICATE

DUKE ENERGY FLORIDA PROJECT FINANCE, LLC
$1,294,290,000 Series A Senior Secured Nuclear Asset-Recovery Bonds

Pursuant to Section 3.01(b) of the Nuclear Asset-Recovery Property Servicing Agreement dated as of June 22, 2016 by and between Duke Energy Florida, LLC, as Servicer, and Duke Energy Florida Project Finance, LLC, as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows:

Capitalized terms used but not defined in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement.  References herein to certain sections and subsections are references to the respective sections or subsections of the Servicing Agreement.

Current BILLING MONTH: {                    }

Current BILLING MONTH: {    /    /20    } - {    /    /20    }

Standard Billing for prior BILLING MONTH

Residential Total Billed	$	{	}
Residential NUCLEAR ASSET-RECOVERY CHARGE (“NARC”) Billed	$	{	}	{ .	}%

General Service Non-Demand Total Billed	$	{	}
General Service Non-Demand NARC Billed	$	{	}	{ .	}%

General Service Billed	$	{	}
General Service NARC Billed	$	{	}	{ .	}%

General Service Demand Total Billed	$	{	}
General Service Demand NARC Billed	$	{	}	{ .	}%

Curtailable Total Billed	$	{	}
Curtailable NARC Billed	$	{	}	{ .	}%

Interruptible Total Billed	$	{	}
Interruptible NARC Billed	$	{	}	{ .	}%

Lighting Total Billed	$	{	}
Lighting NARC Billed	$	{	}	{ .	}%

YTD Net Write-offs as a % of Billed Revenue
Non-Residential Class Customer Write-offs	{ .		}%
Residential Class Customer Write-offs	{ .		}%
Total Write-offs	{ .		}%

E-B-2

Aggregate NARC Collections

Total NARC Remitted for BILLING MONTH
Residential NARC Collected	$	{	}
General Service Non-Demand NARC Collected	$	{	}
General Service NARC Collected	$	{	}
General Service Demand NARC Collected	$	{	}
Curtailable NARC Collected	$	{	}
Interruptible NARC Collected	$	{	}
Lighting NARC Collected	$	{	}
Sub-Total of NARC Collected	$	{	}

Total NARC Collected and Remitted	$	{	}

Aggregate NARC Remittances for { 20 } BILLING MONTH	$	{	}
Aggregate NARC Remittances for { 20 } BILLING MONTH	$	{	}
Aggregate NARC Remittances for { 20 } BILLING MONTH	$	{	}

Total Current NARC Remittances	$	{	}

Current BILLING MONTH: {    /    /20    } - {    /    /20    }

Executed as of this {        } day of {                    } 20{    }.

DUKE ENERGY FLORIDA, LLC,
as Servicer

By:
Name:
Title:

CC:         DUKE ENERGY FLORIDA PROJECT FINANCE, LLC

E-B-3

EXHIBIT C

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

See attached

E-C-1

SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the Nuclear Asset-Recovery Property Servicing Agreement, dated as of June 22, 2016 (the “Servicing Agreement”), by and between DUKE ENERGY FLORIDA, LLC, as servicer (the “Servicer”), and Duke Energy Florida Project Finance, LLC, the Servicer does hereby certify, for the {                    }, 20{    } Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.  References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: {                    } to {                    }

Payment Date: {                    }, 20{    }

1.             Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the { } Collection Period	$	{	}
ii.	Remittances for the { } Collection Period	$	{	}
iii.	Remittances for the { } Collection Period	$	{	}
iv.	Remittances for the { } Collection Period	$	{	}
v.	Remittances for the { } Collection Period	$	{	}
vi.	Remittances for the { } Collection Period	$	{	}
vii.	Investment Earnings on Capital Subaccount	$	{	}
viii.	Investment Earnings on Excess Funds Subaccount	$	{	}
ix.	Investment Earnings on General Subaccount	$	{	}
x.	General Subaccount Balance (sum of i through ix above)	$	{	}
xi.	Excess Funds Subaccount Balance as of prior Payment Date	$	{	}
xii.	Capital Subaccount Balance as of prior Payment Date	$	{	}
xiii.	Collection Account Balance (sum of xi through xii above)	$	{	}

2.             Outstanding Amounts of as of prior Payment Date:

i.	Series A 2018 { } Outstanding Amount	$	{	}
ii.	Series A 2021 { } Outstanding Amount	$	{	}
iii.	Series A 2026 { } Outstanding Amount	$	{	}
iv.	Series A 2033 { } Outstanding Amount	$	{	}
v.	Aggregate Outstanding Amount of all Series A Bonds	$	{	}

E-C-2

3.             Required Funding/Payments as of Current Payment Date:

	Principal	Principal Due
i.	Series A 2018 { }	$	{	}
ii.	Series A 2021 { }	$	{	}
iii.	Series A 2026{ }	$	{	}
iv.	Series A 2033{ }	$	{	}
v.	All Series A Bonds	$	{	}

Interest

WAL	Interest Rate		Days in Interest Period(1)		Principal Balance			Interest Due
v. Series A 2018 { }	{	}%	{	}	$	{	}	$	{	}
vi. Series A 2021 { }	{	}%	{	}	$	{	}	$	{	}
vii. Series A 2026{ }	{	}%	{	}	$	{	}	$	{	}
viii. Series A 2033{ }	{	}%	{	}	$	{	}	$	{	}

ix.	All Series A Bonds	$	{	}

	Required Level			Funding Required
x. Capital Subaccount	$	{	}	$	{	}

4.             Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture:

i. Trustee Fees and Expenses; Indemnity Amounts	$	{	}
ii. Servicing Fee	$	{	}
iii. Administration Fee	$	{	}
iv. Operating Expenses	$	{	}

Series A Bonds	Aggregate			Per $1,000 of Original Principal Amount
v. Semi-Annual Interest (including any past-due for prior periods)				$	{	}
1. Series A 2018 { }Interest Payment	$	{	}	$	{	}
2. Series A 2021 { } Interest Payment	$	{	}	$	{	}
3. Series A 2026 { } Interest Payment	$	{	}	$	{	}
4. Series A 2033 { } Interest Payment	$	{	}	$	{	}
	$	{	}
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date							$	{	}
1. Series A 2018 { } Interest Payment	$	{	}	$	{	}
2. Series A 2021 { } Interest Payment	$	{	}	$	{	}
3. Series A 2026 { } Interest Payment	$	{	}	$	{	}
4. Series A 2033 { } Interest Payment	$	{	}	$	{	}
	$	{	}
vii. Semi-Annual Principal							$	{	}
1. Series A 2018 { } Interest Payment	$	{	}	$	{	}
2. Series A 2021 { } Interest Payment	$	{	}	$	{	}

(1)On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

E-C-3

3. Series A 2026 { } Interest Payment	$	{	}	$	{	}
4. Series A 2033 { } Interest Payment	$	{	}	$	{	}
	$	{	}
viii. Other unpaid Operating Expenses							$	{	}
ix. Funding of Capital Subaccount (to required level)							$	{	}
x. Capital Subaccount Return to Duke Energy Florida							$	{	}
xi. Deposit to Excess Funds Subaccount							$	{	}
xii. Released to Issuer upon Retirement of all Series A Bonds							$	{	}
xiii. Aggregate Remittances as of Current Payment Date							$	{	}

5.             Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Series A 2018 { }	$	{	}
ii.	Series A 2021 { }	$	{	}
iii.	Series A 2026 { }	$	{	}
iv.	Series A 2033 { }	$	{	}
iv.	Aggregate Outstanding Amount of all Series A Bonds	$	{	}
v.	Excess Funds Subaccount Balance	$	{	}
vi.	Capital Subaccount Balance	$	{	}
vii.	Aggregate Collection Account Balance	$	{	}

6.             Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(e) of Indenture):

i.	Excess Funds Subaccount	$	{	}
ii.	Capital Subaccount	$	{	}
iii.	Total Withdrawals	$	{	}

7.             Shortfalls in Interest and Principal Payments as of Current Payment Date:

i.	Semi-annual Interest
	Series A 2018 { } Interest Payment	$	{	}
	Series A 2021 { } Interest Payment	$	{	}
	Series A 2026 { } Interest Payment	$	{	}
	Series A 2033 { } Interest Payment	$	{	}
	Total	$	{	}
ii.	Semi-annual Principal
	Series A 2018 { } Interest Payment	$	{	}
	Series A 2021 { } Principal Payment	$	{	}
	Series A 2026 { } Principal Payment	$	{	}
	Series A 2033 { } Principal Payment	$	{	}
	Total	$	{	}

E-C-4

8.             Shortfalls in Payment of Return on Invested Capital as of Current Payment Date:

i.	Return on Invested Capital	$	{	}

9.             Shortfalls in Required Subaccount Levels as of Current Payment Date:

i.	Capital Subaccount	$	{	}

E-C-5

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this {        } day of {                    }, 20{    }.

DUKE ENERGY FLORIDA, INC.,
as Servicer

By:
Name:
Title:

E-C-6

EXHIBIT D

FORM OF SERVICER CERTIFICATE

See attached

E-D-1

SERVICER CERTIFICATE

The undersigned hereby certifies that the undersigned is the duly elected and acting {               } of DUKE ENERGY FLORIDA, LLC, as servicer (the “Servicer”) under the Nuclear Asset-Recovery Property Servicing Agreement dated as of June 22, 2016 (the “Servicing Agreement”) by and between the Servicer and DUKE ENERGY FLORIDA PROJECT FINANCE, LLC, and further certifies that:

1.             The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.             With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K:

Regulation AB Reference	Servicing Criteria	Assessment
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; transaction agreements do not provide for a back-up servicer.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Not applicable; transaction agreements do not require a fidelity bond or errors and omissions policy.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Applicable.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable.

E-D-2

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities.
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable, but no current assessment is required since the related accounts are maintained by the Indenture Trustee.
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.

Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all payments made by wire transfer.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicable; assessment below.
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

Applicable; assessment below.

E-D-3

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by the Indenture Trustee.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Nuclear Asset-Recovery Property are contemplated or allowed under the transaction documents.
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset agreements.

Applicable; assessment below.
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Nuclear Asset-Recovery Charge) is not an interest-bearing instrument.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable; assessment below.
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable; limited assessment below. Servicer actions governed by Commission regulations.

E-D-4

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transaction agreements due to availability of “true-up” mechanism; and any such documentation is maintained in accordance with applicable Florida commission rules and regulations..

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Nuclear Asset-Recovery Charges are not interest-bearing instruments.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Not applicable.
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction agreements.
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

E-D-5

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction agreements.

3.             To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K.  {If not true, include description of any material instance of noncompliance.}

4.             {[                    ], an independent registered public accounting firm, has issued an attestation report on the Servicer’s assessment of compliance with the applicable servicing criteria as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K.}

5.             Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.

E-D-6

Executed as of this {         } day of {                   }, 20{    }.

DUKE ENERGY FLORIDA, LLC,
as Servicer

By:
Name:
Title:

E-D-7

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE

See attached

E-E-1

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that the undersigned is the duly elected and acting {          } of DUKE ENERGY FLORIDA, LLC, as servicer (the “Servicer”) under the Nuclear Asset-Recovery Property Servicing Agreement dated as of June 22, 2016 (the “Servicing Agreement”) by and between the Servicer and DUKE ENERGY FLORIDA PROJECT FINANCE, LLC, and further certifies that:

1.                                      A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended {          }, 20{  } has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement.

2.                                      To the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended {          }, 20{  }, except as set forth on EXHIBIT A hereto.

Executed as of this {    } day of {          }, 20{  }.

DUKE ENERGY FLORIDA, LLC,
as Servicer

By:
Name:
Title:

E-E-2

EXHIBIT A
TO
CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events that with the giving of notice, the lapse of time, or both, would become Servicer Defaults, known to the undersigned occurred during the twelve months ended {          }, 20{  }:

Nature of Default	Status
{ }	{ }

E-E-3

EXHIBIT F

EXPECTED SINKING FUND SCHEDULE

See Attached

E-F-1

EXPECTED SINKING FUND SCHEDULE

Outstanding Principal Balance Per Series A Bond

Semi-Annual Payment Date	Series A 2018	Series A 2021	Series A 2026	Series A 2032	Series A 2035
Series Closing Date	$183,000,000	$150,000,000	$436,000,000	$250,000,000	$275,290,000
March 1, 2017	$147,300,00	$150,000,000	$436,000,000	$250,000,000	$275,290,000
September 1, 2017	$120,300,000	$150,000,000	$436,000,000	$250,000,000	$275,290,000
March 1, 2018	$91,968,362	$150,000,000	$436,000,000	$250,000,000	$275,290,000
September 1, 2018	$66,819,301	$150,000,000	$436,000,000	$250,000,000	$275,290,000
March 1, 2019	$38,167,849	$150,000,000	$436,000,000	$250,000,000	$275,290,000
September 1, 2019	$12,697,061	$150,000,000	$436,000,000	$250,000,000	$275,290,000
March 1, 2020		$133,721,958	$436,000,000	$250,000,000	$275,290,000
September 1, 2020		$107,883,912	$436,000,000	$250,000,000	$275,290,000
March 1, 2021		$78,473,209	$436,000,000	$250,000,000	$275,290,000
September 1, 2021		$52,163,338	$436,000,000	$250,000,000	$275,290,000
March 1, 2022		$22,276,781	$436,000,000	$250,000,000	$275,290,000
September 1, 2022			$431,486,993	$250,000,000	$275,290,000
March 1, 2023			$401,419,122	$250,000,000	$275,290,000
September 1, 2023			$374,328,724	$250,000,000	$275,290,000
March 1, 2024			$343,548,495	$250,000,000	$275,290,000
September 1, 2024			$315,736,958	$250,000,000	$275,290,000
March 1, 2025			$284,226,703	$250,000,000	$275,290,000
September 1, 2025			$255,676,143	$250,000,000	$275,290,000
March 1, 2026			$223,417,756	$250,000,000	$275,290,000
September 1, 2026			$194,109,843	$250,000,000	$275,290,000

E-F-2

March 1, 2027	$161,084,768	$250,000,000	$275,290,000
September 1, 2027	$131,000,718	$250,000,000	$275,290,000
March 1, 2028	$97,189,941	$250,000,000	$275,290,000
September 1, 2028	$66,310,505	$250,000,000	$275,290,000
March 1, 2029	$31,694,550	$250,000,000	$275,290,000
September 1, 2029		$250,000,000	$275,290,000
March 1, 2030		$214,357,231	$275,290,000
September 1, 2030		$181,556,335	$275,290,000
March 1, 2031		$144,928,619	$275,290,000
September 1, 2031		$111,133,282	$275,290,000
March 1, 2032		$73,491,827	$275,290,000
September 1, 2032		$38,669,301	$275,290,000
March 1, 2033			$275,290,000
September 1, 2033			$239,255,018
March 1, 2034			$199,408,169
September 1, 2034			$162,192,506
March 1, 2035			$121,146,581
September 1, 2035			$82,613,161
March 1, 2036			$40,324,274
September 1, 2036

E-F-3

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A.                                    Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18(a) of the Indenture.

“Account Records” is defined in Section 1(a)(i) of the Administration Agreement.

“Act” is defined in Section 10.03(a) of the Indenture.

“Additional Series” means issuance by the Issuer of any series of Nuclear Asset-Recovery Bonds issued after the date hereof, that will be undertaken only if (i) such issuance has been authorized by the Commission, (ii) the Rating Agency Condition has been satisfied and it is a condition of issuance for each Series of Nuclear Asset-Recovery Bonds that the new Series receive a rating or ratings as required by the Financing Order or a Subsequent Financing Order, (iii) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel of a nationally recognized firm experienced in such matters to the effect that after such issuance, in the opinion of such counsel, if either or both of Duke Energy Florida or the Seller were to become a debtor in a case under the United States Bankruptcy Code (Title 11, U.S.C.), a federal court exercising bankruptcy jurisdiction and exercising reasonable judgment after full consideration of all relevant factors would not order substantive consolidation of the assets and liabilities of the Issuer with those of the bankruptcy estate of Duke Energy Florida or the Seller, subject to the customary exceptions, qualifications and assumptions contained therein.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, by and between Duke Energy Florida and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means Duke Energy Florida, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“AES” means an alternative energy supplier which is authorized by law to sell electric service to a customer using the transmission or distribution system of Duke Energy Florida.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amendatory Schedule” means a revision to service riders or any other notice filing filed with the Commission in respect of the Nuclear Asset-Recovery Rate Schedule pursuant to a True-Up Adjustment.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Authorized Denomination” means, with respect to any Nuclear Asset-Recovery Bond, the authorized denomination therefor specified in the Series Supplement, which shall be at least $2,000 and, except as otherwise provided in the Series Supplement, integral multiples of $1,000 in excess thereof, except for one Nuclear Asset-Recovery bond which may be of a smaller denomination.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, each Series Supplement, the Certificate of Formation, the LLC Agreement, the Administration Agreement, and, with respect to each Series, the applicable Sale Agreement, Bill of Sale, Servicing Agreement, Intercreditor Agreement, Letter of Representations, Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(a) of the Sale Agreement.

“Billed Nuclear Asset-Recovery Charges” means the amounts of Nuclear Asset-Recovery Charges billed by the Servicer.

“Billing Period” means the period created by dividing the calendar year into 12 consecutive periods of approximately 21 Servicer Business Days.

“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by Duke Energy Florida in its capacity as Servicer.

“Bond Interest Rate” means, with respect to any Series or WAL of Nuclear Asset-Recovery Bonds, the rate at which interest accrues on the Nuclear Asset-Recovery Bonds of such Series or WAL, as specified in the applicable Series Supplement.

“Book-Entry Form” means, with respect to any Nuclear Asset-Recovery Bond, that such Nuclear Asset-Recovery Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Nuclear Asset-Recovery Bond was issued.

“Book-Entry Nuclear Asset-Recovery Bonds” means any Nuclear Asset-Recovery Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Nuclear Asset-Recovery Bonds are to be issued to the Holder of such Nuclear Asset-Recovery

Bonds, such Nuclear Asset-Recovery Bonds shall no longer be “Book-Entry Nuclear Asset-Recovery Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in St. Petersburg, Florida, Charlotte, North Carolina or New York, New York are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Capital Contribution” means the amount of cash contributed to the Issuer by Duke Energy Florida as specified in the LLC Agreement.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit E to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on January 5, 2016 pursuant to which the Issuer was formed.

“Charge” means any nuclear asset-recovery charges as defined in Section 366.95(1)(j) of the Nuclear Asset-Recovery Law that are authorized by the Financing Order or any Subsequent Financing Order.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

“Code” means the Internal Revenue Code of 1986.

“Collateral” is defined in the preamble of the Indenture.

“Collection Account” is defined in Section 8.02(a) of the Indenture for such Series.

“Collection in Full of the Charges” means the day on which the aggregate amounts on deposit in the General Subaccount and the Excess Funds Subaccount are sufficient to pay in full all the Outstanding Nuclear Asset-Recovery Bonds and to replenish any shortfall in the Capital Subaccount.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Commission” means the Florida Public Service Commission.

“Commission Condition” means the satisfaction of any precondition to any amendment or modification to or action under any Basic Documents through the obtaining of Commission consent or acquiescence, as described in the related Basic Document.

“Commission Regulations” means any regulations, including temporary regulations, promulgated by the Commission pursuant to Florida law.

“Company Minutes” is defined in Section 1(a)(iv) of the Administration Agreement.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office as of the date hereof is located at BNY Mellon Global Corporate Trust, 10161 Centurion Parkway North, Jacksonville, Florida 32256; Telephone: 904-998-4714; Facsimile: 904-645-1930, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Nuclear Asset-Recovery Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customer” means any existing or future customer (including individuals, corporations, other businesses, and federal, state and local governmental entities) receiving transmission or distribution service from Duke Energy Florida or its successors or assignees under Commission-approved rate schedules or under special contracts, even if such customer elects to purchase electricity from an AES following a fundamental change in regulation of public utilities in Florida.

“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Nuclear Asset-Recovery Bonds” is defined in Section 2.11 of the Indenture.

“Delaware UCC” means the Uniform Commercial Code as in effect on the Series Closing Date in the State of Delaware.

“DTC” means The Depository Trust Company.

“Duke Energy Florida” means Duke Energy Florida, LLC, a Florida limited liability company.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a)                                 the corporate trust department of the Indenture Trustee or a subsidiary thereof, so long as any of the securities of the Indenture Trustee has a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade; or

(b)                                 a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P, “A2” or higher by Moody’s and “AA” or higher by Fitch, if rated by Fitch, or (B) a short-term issuer rating of “A-1+” or higher by S&P, “P-1” or higher by Moody’s and “F1” or higher by Fitch, if rated by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If so qualified under clause (b) of this definition, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” means instruments or investment property that evidence:

(a)                                 direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)                                 demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, bank deposit products of or bankers’ acceptances issued by, any depository institution (including, but not limited to, bank deposit products of the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s and, if Fitch provides ratings thereon by Fitch, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Nuclear Asset-Recovery Bonds;

(c)                                  commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of Duke Energy Florida or any of its Affiliates), which at the time of purchase is rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Nuclear Asset-Recovery Bonds;

(d)                                 investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s, S&P and Fitch, if rated by Fitch;

(e)                                  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f)                                   repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker/dealer acting as principal and that meets the ratings criteria set forth below:

(i)                                     a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by S&P and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of entering into such repurchase obligation; or

(ii)                                  an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by S&P and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g)                                  any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments that are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no securities or investments that mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s and also has a long-term unsecured debt rating of at least “A” from S&P; (2) no securities or investments described in clauses (b) through (d) above that have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; and (3) no securities or investments described in clauses (b) through (d) above that have maturities of more than 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expected Sinking Fund Schedule” means, with respect to any WAL, the expected sinking fund schedule related thereto set forth in the applicable Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Financing Order or Subsequent Financing Order, that the Financing Order has become final, that the Financing Order is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Series of WAL of Nuclear Asset-Recovery Bonds, the final maturity date therefor as specified in the applicable Series Supplement.

“Financing Costs” means all financing costs as defined in Section 366.95(1)(e) of the Nuclear Asset-Recovery Law allowed to be recovered by Duke Energy Florida under the Financing Order.

“Financing Order” means the financing order issued by the Commission to Duke Energy Florida on November 19, 2015, Docket No. 150148-EI, authorizing the creation of the Nuclear Asset-Recovery Property.

“Financing Party” means any and all of the following: the Holders, the Indenture Trustee, Duke Energy Florida, collateral agents, any party under the Basic Documents, or any other person acting for the benefit of the Holders.

“Fitch” means Fitch Ratings or any successor thereto. References to Fitch are effective so long as Fitch is a Rating Agency.

“Florida Secured Transactions Registry” means the centralized database in which all initial financing statements, amendments, assignments, and other statements of charge authorized to be filed under Chapter 679 of the Florida statutes.

“Florida UCC” means the Uniform Commercial Code as in effect on the Series Closing Date in the State of Florida.

“General Subaccount” is defined in Section 8.02(a) of the Indenture for such Series.

“Global Nuclear Asset-Recovery Bond” means a Nuclear Asset-Recovery Bond to be issued to the Holders thereof in Book-Entry Form, which Global Nuclear Asset-Recovery Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means the Person in whose name a Nuclear Asset-Recovery Bond is registered on the Nuclear Asset-Recovery Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indemnified Party” is defined in Section 6.02(a) of the Servicing Agreement.

“Indemnified Person” is defined in Section 5.01(f) of the Sale Agreement.

“Indenture” means the Indenture, dated as June 22, 2016, by and between the Issuer and The Bank of New York Mellon, a National Association, as Indenture Trustee and as Securities Intermediary.

“Indenture Trustee” means The Bank of New York Mellon Trust Company, National Association, a national banking association, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee for the benefit of the Secured Parties, under the Indenture.

“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, any other obligor on the Nuclear Asset-Recovery Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Independent Manager Fee” is defined in Section 4.01(a) of the LLC Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the date hereof or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Series Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and among the Issuer, the Indenture Trustee, Duke Energy Florida and the parties to the accounts receivables sale program of Duke Energy Florida Receivables LLC, and any subsequent such agreement.

“Interim True-Up Adjustment” means either an Optional Interim True-Up Adjustment made in accordance with Section 4.01(b)(ii) of the Servicing Agreement or a Non-standard True-Up Adjustment made in accordance with Section 4.01(b)(iii) of the Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Duke Energy Florida Project Finance, LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Nuclear Asset-Recovery Bonds.

“Issuer Documents” is defined in Section 1(a)(iv) of the Administration Agreement.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Nuclear Asset-Recovery Bonds.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Duke Energy Florida Project Finance, LLC, dated as of June 10, 2016.

“Losses” means (a) any and all amounts of principal of and interest on the Nuclear Asset-Recovery Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order or Subsequent that are not made when so required and (b) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“Non-standard True-Up Adjustment” means any Non-standard True-Up Adjustment made pursuant to Section 4.01(b)(iii) of the Servicing Agreement.

“NRSRO” is defined in Section 10.18(b) of the Indenture.

“Nuclear Asset-Recovery Bond Register” is defined in Section 2.05 of the Indenture.

“Nuclear Asset-Recovery Bond Registrar” is defined in Section 2.05 of the Indenture.

“Nuclear Asset-Recovery Bonds” means all Series of the nuclear asset-recovery bonds issued under the Indenture.

“Nuclear Asset-Recovery Charge Collections” means Charges actually received by the Servicer to be remitted to the Collection Account.

“Nuclear Asset-Recovery Charge Payments” means the payments made by Customers based on the Charges.

“Nuclear Asset-Recovery Costs” means (i) the balance of the Crystal River Unit 3 Regulatory Asset as of December 31, 2015 as allowed under the Financing Order minus (ii) $35,894,547.00, which, pursuant to the Commission’s Final Order PSC-16-0138-FOF-EI issued on April 5, 2016, shall not be included in, recovered or further trued up as part of the Crystal River Unit 3 Regulatory Asset, plus (iii) carrying charges accruing at 6.0% per annum on the balance of the Crystal River Unit 3 Regulatory Asset (adjusted as described in (ii) above) from December 31, 2015 through the date hereof.

“Nuclear Asset-Recovery Law” means the laws of the State of Florida adopted in May 2015 enacted as Section 366.95, Florida Statutes.

“Nuclear Asset-Recovery Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Nuclear Asset-Recovery Rate Class” means one of the seven separate rate classes to whom Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Nuclear Asset-Recovery Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Financing Costs” means the Financing Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic

Documents; provided, however, that Ongoing Financing Costs do not include the Issuer’s costs of issuance of the Nuclear Asset-Recovery Bonds.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal, audit fees and expenses) or any Manager, the Servicing Fee, the Administration Fee, legal and accounting fees, Rating Agency fees, any Regulatory Assessment Fees and related fees (i.e. website provider fees) and any franchise or other taxes owed by the Issuer, including on investment income in the Collection Account.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

“Optional Interim True-Up Adjustment” means any Optional Interim True-Up Adjustment made pursuant to Section 4.01(b)(ii) of the Servicing Agreement.

“Outstanding” means, as of the date of determination, all Nuclear Asset-Recovery Bonds theretofore authenticated and delivered under the Indenture, except:

(a)                                 Nuclear Asset-Recovery Bonds theretofore canceled by the Nuclear Asset-Recovery Bond Registrar or delivered to the Nuclear Asset-Recovery Bond Registrar for cancellation;

(b)                                 Nuclear Asset-Recovery Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Nuclear Asset-Recovery Bonds; and

(c)                                  Nuclear Asset-Recovery Bonds in exchange for or in lieu of other Nuclear Asset-Recovery Bonds that have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Nuclear Asset-Recovery Bonds are held by a Protected Purchaser;

provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Nuclear Asset-Recovery Bonds or any Series or WAL thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Nuclear Asset-Recovery Bonds owned by the Issuer, any other obligor upon the Nuclear Asset-Recovery Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Nuclear Asset-Recovery Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Nuclear Asset-Recovery Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Nuclear Asset-Recovery Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Nuclear Asset-Recovery Bonds and that the pledgee is not the Issuer, any other obligor upon the Nuclear

Asset-Recovery Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Nuclear Asset-Recovery Bonds, or, if the context requires, all Nuclear Asset-Recovery Bonds of a Series or WAL, Outstanding at the date of determination.

“Paying Agent” means, with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Nuclear Asset-Recovery Bonds pursuant to the Indenture.

“Payment Date” means, with respect to any Series or WAL of Nuclear Asset-Recovery Bonds, the dates specified in the applicable Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day succeeding such date.

“Periodic Billing Requirement” means, for any Remittance Period, the aggregate amount of Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Remittance Period means the total dollar amount of Nuclear Asset-Recovery Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Remittance Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and that are projected to be available for payments on the Nuclear Asset-Recovery Bonds at the end of such Remittance Period and including any shortfalls in Periodic Payment Requirements for any prior Remittance Period) in order to ensure that, as of the last Payment Date occurring in such Remittance Period, (a) all accrued and unpaid principal of and interest on the Nuclear Asset-Recovery Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Nuclear Asset-Recovery Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Remittance Period, (c) the balance on deposit in the Capital Subaccount equals the Required Capital Level and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Semi-Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the last Scheduled Final Payment Date for the Nuclear Asset-Recovery Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Nuclear Asset-Recovery Charges will be collected to retire the Nuclear Asset-Recovery Bonds in full as of the next Payment Date.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Nuclear Asset-Recovery Bonds over the outstanding principal balance specified for such Payment Date on the Expected Sinking Fund Schedule.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Predecessor Nuclear Asset-Recovery Bond” means, with respect to any particular Nuclear Asset-Recovery Bond, every previous Nuclear Asset-Recovery Bond evidencing all or a portion of the same debt as that evidenced by such particular Nuclear Asset-Recovery Bond, and, for the purpose of this definition, any Nuclear Asset-Recovery Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Nuclear Asset-Recovery Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Nuclear Asset-Recovery Bond.

“Premises” is defined in Section 1(g) of the Administration Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of each WAL of Nuclear Asset-Recovery Bonds for such Payment Date set forth in the Expected Sinking Fund Schedule.

“Property” means all nuclear asset-recovery property as defined in Section 366.95(1)(l) of the Nuclear Asset-Recovery Law created pursuant to the Financing Order or a Subsequent Financing Order and under the Nuclear Asset-Recovery Law, including the right to impose, bill, collect and receive the Charges authorized under the Financing Order and to obtain periodic adjustments of the Charges and all revenue, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in Section 366.95(1)(l)1., regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Rating Agency” means, with respect to any WAL of Nuclear Asset-Recovery Bonds, any of Moody’s, S&P or Fitch that provides a rating with respect to the Nuclear Asset-Recovery Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any WAL of Nuclear Asset-Recovery Bonds; provided, that, if, within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Nuclear Asset-Recovery Bond is registered on the Nuclear Asset-Recovery Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123.

“Regulatory Assessment Fee” means any assessment fee due to the Commission pursuant to Section 350.113, Florida Statutes.

“Reimbursable Expenses” is defined in Section 2 of the Administration Agreement and Section 6.06(a) of the Servicing Agreement.

“Released Parties” is defined in Section 6.02(d) of the Servicing Agreement.

“Remittance Period” means, with respect to any True-Up Adjustment, the period comprised of 6 consecutive Collection Periods beginning with the Collection Period in which such True-Up Adjustment would go into effect, from the Series Closing Date to the first Scheduled Payment Date, and for each subsequent period between Scheduled Payment Dates.

“Required Capital Level” means, with respect to any Series of Nuclear Asset-Recovery Bonds, the amount specified as such in the Series Supplement therefor.

“Requirement of Law” means any foreign, U.S. federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

“Return on Invested Capital” means, for any Payment Date with respect to any Remittance Period, the sum of (i) rate of return, payable to Duke Energy Florida, on its Capital Contribution equal to the rate of interest payable on the longest maturing WAL of Nuclear Asset-Recovery Bonds plus (ii) any Return on Invested Capital not paid on any prior Payment Date.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. References to S&P are effective so long as S&P is a Rating Agency.

“Sale Agreement” means the Nuclear Asset-Recovery Property Purchase and Sale Agreement, dated as of the date hereof, or any subsequent Nuclear Asset-Recovery Property Purchase and Sale Agreement relating to another Series of Nuclear Asset-Recovery Bonds by and between the Issuer and Duke Energy Florida, and acknowledged and accepted by the Indenture Trustee.

“Scheduled Final Payment Date” means, with respect to each Series of Nuclear Asset-Recovery Bonds, the date when all interest and principal is scheduled to be paid with respect to that applicable Series in accordance with the Expected Sinking Fund Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Series shall be the last Scheduled Payment Date set forth in the Expected Sinking Fund Schedule relating to such Series. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing WAL of a Series of Nuclear Asset-Recovery Bonds.

“Scheduled Payment Date” means, with respect to each Series or WAL of Nuclear Asset-Recovery Bonds, each Payment Date on which principal for such Series or WAL is to be paid in accordance with the Expected Sinking Fund Schedule for such Series or WAL.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Nuclear Asset-Recovery Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee.

“Secured Parties” means the Indenture Trustee, the Holders and any credit enhancer described in a Series Supplement.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means The Bank of New York Mellon Trust Company, National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Semi-Annual True-Up Adjustment” means each adjustment to the Nuclear Asset-Recovery Charges made in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Semi-Annual True-Up Adjustment Date” means the first billing cycle of March and September of each year, commencing in July 1, 2016.

“Series” means any series of Nuclear Asset-Recovery Bonds.

“Series A Bonds” means the Series A Senior Secured Nuclear Asset-Recovery Bonds issued by the Issuer on June 22, 2016.

“Series Charges” means Charges for the benefit of a particular Series of Nuclear Asset-Recovery Bonds.

“Series Closing Date” means the date on which a Series of the Nuclear Asset-Recovery Bonds are originally issued in accordance with Section 2.10 of the Indenture and the respective Series Supplement.

“Series Collateral” means Collateral for the benefit of a particular Series of Nuclear Asset-Recovery Bonds.

“Series Property” means Property for the benefit of a particular Series of Nuclear Asset-Recovery Bonds.

“Series Supplement” means an indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of Nuclear Asset-Recovery Bonds.

“Servicer” means Duke Energy Florida, as Servicer under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in St. Petersburg, Florida, Charlotte, North Carolina or New York, New York are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under Exhibit A to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicing Agreement” means the Nuclear Asset-Recovery Property Servicing Agreement, dated as of the date hereof, or any subsequent Nuclear Asset-Recovery Property Servicing Agreement relating to another Series of Nuclear Asset-Recovery Bonds by and between the Issuer and Duke Energy Florida, and acknowledged and accepted by the Indenture Trustee.

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Property, including Nuclear Asset-Recovery Charge Payments, and all other Collateral for the benefit of the Issuer and the Holders (a) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (b) in accordance with all applicable procedures and requirements established by the Commission for collection of electric utility tariffs and (c) in accordance with the other terms of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to any Series or WAL of Nuclear Asset-Recovery Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Nuclear Asset-Recovery Bonds of such Series or WAL that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the close of business on the fifteenth day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means Duke Energy Florida, in its capacity as “sponsor” of the Nuclear Asset-Recovery Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Florida as set forth in Section 366.95(11) of the Nuclear Asset-Recovery Law.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Subsequent Financing Order” means, a financing order of the Commission under the Nuclear Asset-Recovery Law issued to Duke Energy Florida subsequent to the Financing Order.

“Successor” means any successor to Duke Energy Florida under the Nuclear Asset-Recovery Law, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, conversion, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring, or otherwise.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means the most current version on file with the Commission of July 1, 2016.

“Tax Returns” is defined in Section 1(a)(iii) of the Administration Agreement.

“Temporary Nuclear Asset-Recovery Bonds” means Nuclear Asset-Recovery Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Nuclear Asset-Recovery Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“True-Up Adjustment” means any Semi-Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Series Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriters” means the underwriters who purchase Nuclear Asset-Recovery Bonds of any Series from the Issuer and sell such Nuclear Asset-Recovery Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated June 15, 2016, by and among Duke Energy Florida, the representatives of the several Underwriters named therein and the Issuer.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the option of the issuer thereof.

“WAL” means any one of the groupings of Nuclear Asset-Recovery Bonds of a Series differentiated by sinking fund schedule, interest rate or sinking fund schedule, as specified in the Series Supplement.

“WAL Maturity Date” means, with respect to any WAL of Nuclear Asset-Recovery Bonds, the maturity date therefor, as specified in the Series Supplement therefor.

“Weighted Average Days Outstanding” means the weighted average number of days Duke Energy Florida’s monthly bills to Customers remain outstanding during the calendar year preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement.

B.                                    Rules of Construction. Unless the context otherwise requires, in each Basic Document to which this Appendix A is attached:

(a)                                 All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

(b)                                 The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c)                                  All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d)                                 Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e)                                  The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f)                                   The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g)                                  The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h)                                 Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i)                                     References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(j)                                    The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)                                 The word “or” is not exclusive.

(l)                                     All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m)                             A term has the meaning assigned to it.